UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 6, 2012 (August 30, 2012)

Mediware Information Systems, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

New York
(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-10768 (COMMISSION FILE NUMBER)	11-2209324 (I.R.S. EMPLOYER IDENTIFICATION NO.)

11711 West 79th Street Lenexa, KS 66214 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(913) 307-1000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2012 and September 5, 2012, the Compensation Committee of the Board of Directors of Mediware Information Systems, Inc. (the “Company”) approved amendments to the employment agreements and related equity grants of its senior executives.  Amendments to the employment agreements of Messrs. Thomas K. Mann, Robert Watkins, Robert C. Weber and Alan Wittmer limit the time within which the executive may provide a release of claims in order to obtain severance benefits from the Company.  These changes were intended to address guidance issued under Section 409A of the Internal Revenue Code.  Amendments to the employment and equity grant agreements of Messrs. Mann, Watkins, Weber and John M. Damgaard accelerated  the vesting of certain shares of restricted stock and stock options to August 30, 2012 from the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012. Vesting remained subject to the satisfaction of certain performance conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2012

MEDIWARE INFORMATION SYSTEMS, INC.

By:	/s/ T. Kelly Mann
Name: T. Kelly Mann
Title: Chief Executive Officer